Exhibit 99.1

PhenixFIN Corporation Announces Fiscal First Quarter 2023 Financial Results

New York, NY, February 9, 2023 -- PhenixFIN Corporation (NASDAQ: PFX) (the “Company”), a publicly traded business development company, today announced its financial results for the fiscal first quarter of 2023.

Highlights

●	First quarter total investment income was $4.7 million; net investment income of $1.7 million

●	Net asset value (NAV) of $124.7 million, or $59.38 per share as of December 31, 2022

●	Secured a 3-year $50 million credit facility with Woodforest National Bank as lead arranger (SOFR + 2.90%)

●	Weighted average yield of 11.3% on debt and other income producing investments

Subsequent Events:

●	On January 17, 2023, redeemed the $22.5 million 6.125% unsecured notes due March 30, 2023

●	On February 8, 2023, the Board approved the expansion of the current repurchase program from $25 million to $35 million. Since announcing the plan on January 11, 2021 through February 7, 2023, the Company has repurchased 627,137 shares at an aggregate price of $24.9 million.

David Lorber, Chief Executive Officer of the Company, stated:

“While the capital markets remain volatile, they also present attractive investment opportunities for generating shareholder value. For the quarter the portfolio performed well with strong income generation coupled with NAV/share growth. In addition, we are pleased to announce a $10 million increase in the share repurchase program. Since the program’s inception we have repurchased 23% of our shares outstanding.”

Selected First Quarter 2023 Financial Results

For the quarter ended December 31, 2022, total investment income was $4.7 million, of which $4.6 million was attributable to portfolio interest and dividend income and $0.1 million was attributable to fee and other income.

For the quarter ended December 31, 2022, total net expenses were $3.1 million and total net investment income was $1.6 million.

For the quarter ended December 31, 2022, the Company recorded a net realized gain of $13k and net unrealized gain of $2.3 million, due largely to market volatility in various investments.

Portfolio and Investment Activities

As of December 31, 2022, the fair value of the Company’s investment portfolio totaled $183.3 million and consisted of 43 portfolio companies.

As of December 31, 2022, the Company had 5 portfolio company investments on non-accrual status with a fair market value of $5.4 million.

Liquidity and Capital Resources

At December 31, 2022, the Company had $17.6 million in cash and cash equivalents and $57.5 million and $22.5 million outstanding in aggregate principal amount of its 5.25% unsecured notes due 2028 and 6.125% unsecured notes due 2023, respectively.

ABOUT PHENIXFIN CORPORATION

 PhenixFIN Corporation is a non-diversified, internally managed closed-end management investment company incorporated in Delaware that has elected to be regulated as a business development company under the Investment Company Act of 1940, as amended. We completed our initial public offering and commenced operations on January 20, 2011. The Company has elected, and intends to qualify annually, to be treated, for U.S. federal income tax purposes, as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended. Effective January 1, 2021, the Company operates under an internalized management structure.

 Safe Harbor Statement and Other Disclosures

This press release contains “forward-looking” statements. Such forward-looking statements reflect current views with respect to future events and financial performance, and the Company may make related oral forward-looking statements on or following the date hereof. These forward-looking statements are subject to the inherent uncertainties in predicting future results and conditions. Certain factors could cause actual results and conditions to differ materially from those projected in these forward-looking statements, including among other things, PhenixFIN’s ability to deliver value to shareholders, increase investment activity, grow the Company, increase net investment income, reduce operating expenses, implement its investment objective, capitalize on investment opportunities, grow its net asset value and perform well in the prevailing market environment, the ability of our portfolio companies to perform well and generate income and other factors that are enumerated in the Company’s periodic filings with the Securities and Exchange Commission. PhenixFIN Corporation disclaims and does not undertake any obligation to update or revise any forward-looking statement in this press release.

Past performance is not a guarantee of future results. The press release contains unaudited financial results. For ease of review, we have excluded the word “approximately” when rounding the results. This press release is for informational purposes only and is not an offer to purchase or a solicitation of an offer to sell shares of PhenixFIN Corporation’s common stock. There can be no assurance that PhenixFIN Corporation will achieve its investment objective.

For PhenixFIN investor relations, please call 212-859-0390. For media inquiries, please contact info@phenixfc.com.

PHENIXFIN CORPORATION

Consolidated Statements of Assets and Liabilities

	December 31, 2022 (Unaudited)	September 30, 2022
Assets:
Investments at fair value
Non-controlled, non-affiliated investments (amortized cost of $146,467,213 and $147,378,917, respectively)	$123,227,670	$122,616,275
Affiliated investments (amortized cost of $29,987,947 and $30,585,884, respectively)	12,431,792	12,314,192
Controlled investments (amortized cost of $75,017,459 and $85,483,093, respectively)	47,611,717	58,026,182
Total Investments at fair value	183,271,179	192,956,649
Cash and cash equivalents	17,654,080	22,768,066
Receivables:
Interest receivable	1,712,890	727,576
Paydown receivable	400,308	112,500
Dividends receivable	269,330	269,330
Other receivable	-	36,992
Prepaid share repurchase	384,637	489,156
Deferred financing costs	332,092	50,000
Due from Affiliate	301,020	271,962
Other assets	1,054,413	1,192,677
Total Assets	$205,379,949	$218,874,908

Liabilities:
Notes payable (net of debt issuance costs of $1,955,972 and $2,059,164, respectively)	$78,065,828	$77,962,636
Accounts payable and accrued expenses	1,042,136	2,040,277
Other liabilities	535,267	572,949
Interest and fees payable	503,125	503,125
Deferred revenue	472,521	325,602
Administrator expenses payable	68,267	74,911
Due to broker	-	16,550,000
Total Liabilities	80,687,144	98,029,500

Commitments and Contingencies

Net Assets:
Common Shares, $0.001 par value; 5,000,000 shares authorized; 2,723,709 shares issued; 2,099,824 and 2,102,129 common shares outstanding, respectively	2,100	2,102
Capital in excess of par value	675,297,285	675,401,802
Total distributable earnings (loss)	(550,606,580)	(554,558,496)
Total Net Assets	124,692,805	120,845,408
Total Liabilities and Net Assets	$205,379,949	$218,874,908

Net Asset Value Per Common Share	$59.38	$57.49

PHENIXFIN CORPORATION

Consolidated Statements of Operations

(Unaudited)

	For the Three Months Ended December 31,
	2022	2021

Interest Income:
Interest from investments
Non-controlled, non-affiliated investments:
Cash	$1,916,041	$1,015,692
Payment in-kind	106,187	138,511
Affiliated investments:
Cash	198,453	122,147
Payment in-kind	89,743	97,028
Controlled investments:
Cash	194,627	553,638
Total interest income	2,505,051	1,927,016
Dividend income	2,032,358	702,930
Interest from cash and cash equivalents	92,226	2,739
Fee income	73,599	270,122
Other income	-	230,434
Total Investment Income	4,703,234	3,133,241

Expenses:
Interest and financing expenses	1,233,176	1,487,675
Salaries and benefits	857,533	505,875
Professional fees, net	347,917	306,751
General and administrative expenses	219,977	196,559
Directors fees	194,000	208,500
Insurance expenses	124,084	158,904
Administrator expenses	77,884	68,866
Total expenses	3,054,571	2,933,130
Net Investment Income	1,648,663	200,111

Realized and unrealized gains (losses) on investments
Net realized gains (losses):
Non-controlled, non-affiliated investments	13,448	484,513
Affiliated investments	-	14,737,897
Controlled investments	-	925
Total net realized gains (losses)	13,448	15,223,335
Net change in unrealized gains (losses):
Non-controlled, non-affiliated investments	1,523,099	131,963
Affiliated investments	715,537	(10,473,843)
Controlled investments	51,169	17,641
Total net change in unrealized gains (losses)	2,289,805	(10,324,239)
Loss on extinguishment of debt	-	(296,197)
Total realized and unrealized gains (losses)	2,303,253	4,602,899

Net Increase (Decrease) in Net Assets Resulting from Operations	$3,951,916	$4,803,010

Weighted average basic and diluted earnings per common share	$1.88	$1.91
Weighted average basic and diluted net investment income (loss) per common share	$0.78	$0.08
Weighted average common shares outstanding - basic and diluted	2,100,876	2,517,221

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